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                     EQUITY RESIDENTIAL PROPERTIES TRUST
                   (a Maryland real estate investment trust)

                     COMMON SHARES OF BENEFICIAL INTEREST,
                            PAR VALUE $.01 PER SHARE

                                TERMS AGREEMENT
                                ---------------


                                                             Dated: May 15, 1996

To:  Equity Residential Properties Trust
     Two North Riverside Plaza
     Chicago, Illinois 60606

Attention:

Ladies and Gentlemen:

   We understand that Equity Residential Properties Trust ("EQR") proposes to issue and sell 2,000,000 of its Common Shares of Beneficial Interest, $.01 par value per share (the "Common Shares," being collectively hereinafter referred to as the "Initial Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") offer to purchase the Initial Underwritten Securities at the purchase price set forth below and the Option Securities (as defined in the Purchase Agreement referred to below), to the extent any are purchased, at the purchase price set forth below. The Underwritten Securities shall have the following terms:

TITLE OF UNDERWRITTEN SECURITIES: Common Shares of Beneficial Interest
NUMBER OF SHARES: 2,000,000
PAR VALUE: $.01 per share
PURCHASE PRICE PER SHARE: $30.50
NUMBER OF OPTION SECURITIES, IF ANY, THAT MAY BE PURCHASED BY THE UNDERWRITER:
300,000
DELAYED DELIVERY CONTRACTS: not authorized
OTHER TERMS: The Common Shares may be offered to the public by the Underwriter from time to time in one or more transactions on the NYSE or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, but in no event at less than $31.00 per Common Share. Payment to be made to EQR by wire transfer of immediately available federal funds to an account specified by EQR on the closing date set forth below. EQR will not, between the date hereof and the date which is 30 days from the date hereof, without your prior written consent, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any Common Shares or securities ranking on a parity with, or convertible into, Common Shares (except for Common Shares or securities convertible into Common Shares issued pursuant to transactions exempt from registration under the 1933 Act, reservations, acquisition agreements, employee benefit plans, dividend reinvestment plans, or employee and trustee share options plans) in the United States.

CLOSING DATE AND LOCATION: May 21, 1996, Rosenberg & Liebentritt, P.C., Two North Riverside Plaza, Suite 1515, Chicago, Illinois 60606.
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   All the provisions contained in the document attached as Annex A hereto entitled "Equity Residential Properties Trust (a Maryland real estate investment trust) -- Common Shares of Beneficial Interest, Preferred Shares of Beneficial Interest and Depositary Shares -- Purchase Agreement" dated November 1, 1995 (the "Purchase Agreement") are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined. In addition, the Purchase Agreement shall hereby be amended as follows:

   Section 1(a)(iv) shall be amended by deleting the reference to "Grant Thornton LLP" in its entirety and capitalizing the "t" in the word "the" immediately following such reference.

   Sections 5(d) and 5(e) shall each be amended by deleting the reference to "Grant Thornton LLP" in its entirety and inserting in lieu thereof, "the Company's independent public accountants."

   Please accept this offer no later than six o'clock P.M. (New York City time) on May 15, 1996 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                  Very truly yours,

                                  MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED


                                  By:  /s/ Andrew J. Jonas
                                      -----------------------
                                      Name:  Andrew J. Jonas
                                      Title: Vice President


Accepted:

By:  EQUITY RESIDENTIAL PROPERTIES TRUST,
     for itself and as the general partner of ERP Operating
     Limited Partnership

By:  /s/ David Neithercut
     ----------------------------------
     Name: David Neithercut
     Title: Executive Vice President
            Chief Financial Officer